EXHIBIT 99.1

                                 News Release

For Information Contact:
Derek P. Schmidt,Vice President, Corporate Finance (563) 272-7344
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION ANNOUNCES THIRD QUARTER
FISCAL 2012 RESULTS IN LINE WITH REVISED GUIDANCE

MUSCATINE, Iowa (October 17, 2012) – HNI Corporation (NYSE: HNI) today announced sales of $550.9 million and net income of $24.5 million for the third quarter ended September 29, 2012.  Net income per diluted share for the quarter was $0.53 or $0.55 on a non-GAAP basis when excluding restructuring and transition costs.

Third Quarter Summary Comments
"We continue to compete well in our markets.  Growth in our supplies-driven and contract office furniture businesses softened versus our expectations and first half results as U.S. economic and market uncertainty appear to be constraining near-term growth.  Office furniture profits were negatively impacted by lower than expected sales and operational inefficiencies caused by extreme summer heat during our peak demand season.  We are making operational improvements to ensure consistent, flawless execution during future periods of peak production.  Continued strong profit growth in our hearth business was driven by outstanding operational performance and growth in the new construction channel.  We continue to make good progress on our core strategies, improving our competitive position and investing for long-term value creation," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

Third Quarter – GAAP Financial Measures
Dollars in millions except per share data	Three Months Ended
	09/29/2012	10/01/2011	Percent Change

Net sales	$550.9	$504.2	9.2%
Gross profit	$191.3	$179.4	6.7%
Gross margin %	34.7%	35.6%
SG&A	$149.6	$138.9	7.7%
SG&A %	27.2%	27.6%
Operating income	$41.7	$40.4	3.2%
Operating income %	7.6%	8.0%
Net income attributable to HNI Corporation	$24.5	$24.9	-1.8%
Earnings per share attributable to HNI Corporation – diluted	$0.53	$0.55	-3.6%

•	Consolidated net sales increased $46.6 million or 9.2 percent to $550.9 million. Acquisitions contributed $42.6 million of sales, or 8.5 percent sales growth.
•
Gross margins were 0.9 percentage points lower than prior year primarily due to unfavorable mix, seasonal ramp up inefficiencies and the impact of acquisitions offset partially by better price realization and lower material costs.

•	Total selling and administrative expenses, including restructuring charges, increased 7.7 percent due to investments in growth initiatives and the impact of acquisitions.
•
The Corporation's third quarter results included $0.8 million of restructuring and transition charges of which $0.2 million were included in cost of sales.  These included costs associated with previously announced shutdown and consolidation of office furniture manufacturing locations.  Included in the third quarter of 2011 were $0.5 million of restructuring and transition costs.

Third Quarter – Non-GAAP Financial Measures
(Reconciled with most comparable GAAP financial measures)
	Three Months Ended 09/29/2012			Three Months Ended 10/01/2011
Dollars in millions except per share data	Gross Profit	Operating Income	EPS	Gross Profit	Operating Income	EPS

As reported (GAAP)	$191.3	$41.7	$0.53	$179.4	$40.4	$0.55
% of net sales	34.7%	7.6%		35.6%	8.0%
Restructuring and impairment	-	$0.2	$0.00	$0.2	$0.4	$0.00
Transition costs	$0.2	$0.6	$0.01	$0.1	$0.1	$0.00
Results (non-GAAP)	$191.5	$42.5	$0.55	$179.7	$41.0	$0.55
% of net sales	34.8%	7.7%		35.6%	8.1%

Office Furniture – GAAP Financial Measures
Dollars in millions	Three Months Ended		Percent Change
	09/29/2012	10/01/2011

Net sales	$467.8	$421.9	10.9%
Operating profit	$38.4	$41.5	-7.4%
Operating profit %	8.2%	9.8%

Third Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
Dollars in millions	Three Months Ended		Percent Change
	09/29/2012	10/01/2011

Operating profit as reported (GAAP)	$38.4	$41.5	-7.4%
% of Net Sales	8.2%	9.8%
Restructuring and impairment	$0.2	$0.4
Transition costs	$0.6	$0.1
Operating profit (non-GAAP)	$39.2	$42.0	-6.7%
% of Net Sales	8.4%	10.0%

•
Third quarter net sales for the office furniture segment increased $45.9 million or 10.9 percent to $467.8 million.  Acquisitions contributed $42.6 million of sales, or 10.1 percent sales growth.  Organic growth was effectively flat across all channels of the office furniture segment.

•
Third quarter GAAP operating profit decreased $3.1 million.  Operating profit was negatively impacted by unfavorable mix, seasonal ramp up inefficiencies and investments in growth initiatives.  These were partially offset by better price realization and lower material costs.

Hearth Products – GAAP Financial Measures
Dollars in millions	Three Months Ended		Percent Change
	09/29/2012	10/01/2011

Net sales	$83.1	$82.3	0.9%
Operating profit	$9.1	$6.9	32.0%
Operating profit %	10.9%	8.3%

•
Third quarter net sales for the hearth products segment increased $0.7 million or 0.9 percent to $83.1 million driven by an increase in the new construction channel partially offset by a decline in the remodel/retrofit channel.

•
Third quarter operating profit increased $2.2 million.  Operating profit was positively impacted by higher price realization and lower material costs offset partially by investments in selling and growth initiatives.

Year-to-Date Results
Consolidated net sales for the first nine months of 2012 increased $143.3 million, or 10.7 percent, to $1.5 billion compared to $1.3 billion in 2011.  Acquisitions contributed $83.0 million of sales, or 6.2 percent sales growth.  Gross margin decreased to 34.1 percent compared to 34.6 percent for the same period last year.  Net income attributable to HNI Corporation was $31.4 million compared to $27.8 million in 2011.  Earnings per share increased to $0.68 per diluted share compared to $0.61 per diluted share for the first nine months of 2011.

Cash flow from operations for the first nine months of 2012 was $80.8 million compared to $67.0 million last year.  Capital expenditures during the first nine months were $44.7 million in 2012 compared to $20.2 million in 2011.  The Corporation completed the acquisition of BP Ergo, a leading manufacturer and marketer of office furniture in India, during the third quarter of 2012.

Outlook
"Despite near-term economic and political uncertainties, I remain positive about our markets and prospects for long-term profitable growth.  We remain confident in our strategies and will continue to closely monitor our markets, aggressively manage operating expenses, and invest in long-term growth. Our businesses are agile and well positioned for the future," said Mr. Askren.

The Corporation estimates sales growth between 2 to 6 percent in the fourth quarter over the same period in the prior year.  For the full year, the Company is revising its estimate of non-GAAP earnings per diluted share to the range of $1.13 to $1.19 excluding restructuring charges and transition costs.

The Corporation remains focused on creating long-term shareholder value by growing its business through investment in building brands, product solutions and selling models, enhancing its strong member-owner culture and remaining focused on its long-standing rapid continuous improvement programs to build best total cost and a lean enterprise.

Conference Call and Presentation
HNI Corporation will host a conference call on Thursday, October 18, 2012 at 10:00 a.m. (Central) to discuss third quarter 2012 results.  To participate, call 1-877-512-9166 - conference ID number 34711184.  A live webcast of the call and a presentation intended to accompany the call will be available on HNI Corporation’s website at http://www.hnicorp.com (under Investor Information – Webcasts).  A replay of the webcast will be made available at the website address above.  An audio replay of the call will be available until Thursday, October 25, 10:59 p.m. (Central) by dialing 1-855-859-2056 or 1-404-537-3406 – Conference ID:  34711184.

About HNI Corporation

HNI Corporation is a NYSE traded company (ticker symbol:  HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF® , Artco-Bell™, Midwest Folding Products™, LSI Corporation of America™, ERGO®, Heatilator®, Heat & Glo®, Quadra-Fire® and Harman Stove™ have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation's website at www.hnicorp.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  We have provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are:  gross profit, operating income, operating profit and net income per diluted share (i.e., EPS), excluding restructuring and impairment charges and transition costs.  Non-GAAP EPS is calculated using the Corporation's overall effective tax rate for the period.  We present these measures because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors.  This earnings release also contains a forward-looking estimate of non-GAAP earnings per diluted share for the full fiscal year.  We provide such non-GAAP measures to investors on a prospective basis for the same reasons we provide them to investors on a historical basis.  We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP earnings per diluted share to a forward-looking estimate of GAAP earnings per diluted share because certain information needed to make a reasonable forward-looking estimate of GAAP earnings per diluted share for the full fiscal year is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control.  These may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated non-recurring items not reflective of ongoing operations.

Forward Looking Statements

This release contains "forward-looking" statements that refer to future events and expectations.  These statements address future plans, outlook, objectives and financial performance including expectations for future sales growth and earnings per diluted share (GAAP and non-GAAP) for the fourth quarter of fiscal 2012 and for fiscal 2012.  In addition, forward looking statements may be identified by words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual future results to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions; slow or negative growth rates in global and domestic economies and the protracted decline in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials; higher costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation's revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements.

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HNI CORPORATION
Unaudited Condensed Consolidated Statements of Operations
	Three Months Ended		Nine Months Ended
(Dollars in thousands, except per share data)	Sep. 29, 2012	Oct. 1, 2011	Sep. 29, 2012	Oct. 1, 2011
Net Sales	$550,855	$504,220	$1,476,467	$1,333,181
Cost of products sold	359,519	324,825	973,191	872,132
Gross profit	191,336	179,395	503,276	461,049
Selling and administrative expenses	149,421	138,671	444,610	407,281
Restructuring and impairment charges	172	277	1,361	2,130
Operating income	41,743	40,447	57,305	51,638
Interest income	155	222	610	465
Interest expense	2,658	2,567	8,181	9,189
Income before income taxes	39,240	38,102	49,734	42,914
Income taxes	15,036	13,186	18,785	15,192
Net income	24,204	24,916	30,949	27,722
Less: Net income (loss) attributable to the noncontrolling interest	(286)	(31)	(425)	(127)
Net income attributable to HNI Corporation	$24,490	$24,947	$31,374	$27,849
Net income attributable to HNI Corporation per common share – basic	$0.54	$0.56	$0.69	$0.62
Average number of common shares outstanding – basic	45,224,059	44,787,437	45,265,050	44,795,155
Net income attributable to HNI Corporation per common share – diluted	$0.53	$0.55	$0.68	$0.61
Average number of common shares outstanding – diluted	45,820,422	45,637,042	45,839,917	45,683,520

Unaudited Condensed Consolidated Balance Sheet
Assets			Liabilities and Shareholders' Equity
	As of			As of
(Dollars in thousands)	Sep. 29, 2012	Dec. 31, 2011		Sep. 29, 2012	Dec. 31, 2011
Cash and cash equivalents	$49,265	$72,812	Accounts payable and
Short-term investments	7,250	9,157	accrued expenses	$401,122	$358,290
Receivables	247,297	204,036	Note payable and current
Inventories	104,879	101,873	maturities of long-term debt	43,877	30,345
Deferred income taxes	19,500	18,797	Current maturities of other
Prepaid expenses and			long-term obligations	266	275
other current assets	27,986	27,365
Current assets	456,177	434,040	Current liabilities	445,265	388,910

			Long-term debt	150,159	150,200
			Capital lease obligations	259	340
			Other long-term liabilities	56,814	52,716
Property and equipment – net	238,300	229,727	Deferred income taxes	49,602	42,770
Goodwill	293,359	270,761
Other assets	134,946	119,730	Parent Company shareholders'
			equity	420,042	419,057
			Noncontrolling interest	641	265
			Shareholders’ equity	420,683	419,322
			Total liabilities and
Total assets	$1,122,782	$1,054,258	shareholders' equity	$1,122,782	$1,054,258

Unaudited Condensed Consolidated Statement of Cash Flows
	Nine Months Ended
(Dollars in thousands)	Sep. 29, 2012	Oct. 1, 2011
Net cash flows from (to) operating activities	$80,836	$66,972
Net cash flows from (to) investing activities:
Capital expenditures	(44,659)	(20,194)
Other	(27,048)	(5,588)
Net cash flows from (to) financing activities	(32,676)	(38,753)
Net increase (decrease) in cash and cash equivalents	(23,547)	2,437
Cash and cash equivalents at beginning of period	72,812	99,096
Cash and cash equivalents at end of period	$49,265	$101,533

Business Segment Data
	Three Months Ended		Nine Months Ended
(Dollars in thousands)	Sep. 29, 2012	Oct. 1, 2011	Sep. 29, 2012	Oct. 1, 2011
Net sales:
Office furniture	$467,787	$421,873	$1,264,953	$1,125,643
Hearth products	83,068	82,347	211,514	207,538
	$550,855	$504,220	$1,476,467	$1,333,181

Operating profit:
Office furniture
Operations before restructuring and impairment charges	$38,605	$41,776	$69,707	$69,161
Restructuring and impairment charges	(172)	(277)	(1,361)	(1,711)
Office furniture – net	38,433	41,499	68,346	67,450
Hearth products
Operations before restructuring and impairment charges	9,077	6,875	11,066	5,749
Restructuring and impairment charges	-	-	-	(419)
Hearth products – net	9,077	6,875	11,066	5,330
Total operating profit	47,510	48,374	79,412	72,780
Unallocated corporate expense	(8,270)	(10,272)	(29,678)	(29,866)
Income before income taxes	$39,240	$38,102	$49,734	$42,914

Depreciation and amortization expense:
Office furniture	$8,542	$8,855	$25,423	$27,308
Hearth products	1,454	1,818	4,519	5,925
General corporate	751	700	2,162	1,902
	$10,747	$11,373	$32,104	$35,135

Capital expenditures (including capitalized software):
Office furniture	$10,206	$4,578	$25,206	$15,812
Hearth products	519	975	1,472	1,980
General corporate	8,868	69	17,981	2,402
	$19,593	$5,622	$44,659	$20,194

			As of Sep. 29, 2012	As of Oct. 1, 2011
Identifiable assets:
Office furniture			$725,763	$618,588
Hearth products			272,951	282,168
General corporate			124,068	154,428
			$1,122,782	$1,055,184

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